Exhibit 99.1

For further information, contact:

Sukhi Nagesh	Sue Kim
Investor Relations	Media Relations
408-222-8373	408-222-1942
sukhi@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Reports First Quarter of Fiscal Year 2015 Financial Results

Santa Clara, Calif. (May 22, 2014) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the first quarter of fiscal year 2015, ended May 3, 2014.

Key First Quarter of Fiscal 2015 Financial Highlights

¡	Revenue: Q1 FY 2015, $958 Million

¡	GAAP Net Income: Q1 FY 2015, $99 Million

¡	GAAP Diluted EPS: Q1 FY 2015, $0.19

¡	Non-GAAP Net Income: Q1 FY 2015, $144 Million

¡	Non-GAAP Diluted EPS: Q1 FY 2015, $0.27

¡	Free Cash Flow: Q1 FY 2015, $211 Million

Second Quarter of Fiscal 2015 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after May 3, 2014.

¡	Revenue is expected to be in the range of $940 to $980 Million.

¡	GAAP Gross Margin is expected to be in the range of 49.7% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.0% +/- 100 bps.

¡	GAAP Operating Expenses are expected to be in the range of $365 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $330 Million +/- $10 Million.

¡	GAAP Diluted EPS expected to be in the range of $0.21 +/- $0.02. Non-GAAP Diluted EPS expected to be in the range of $0.28 +/- $0.02.

First Quarter of Fiscal 2015 Summary

Revenue for the first quarter of fiscal 2015 was $958 million, an increase of 3 percent from $932 million in the fourth quarter of fiscal 2014, ended February 1, 2014, and a 30 percent increase from revenue of $734 million in the first quarter of fiscal 2014, ended May 4, 2013.

GAAP net income for the first quarter of fiscal 2015 was $99 million, or $0.19 per share (diluted), compared with GAAP net income of $97 million, or $0.19 per share (diluted), for the fourth quarter of fiscal 2014, and $53 million, or $0.11 per share (diluted), for the first quarter of fiscal 2014.

Non-GAAP net income was $144 million, or $0.27 per share (diluted), for the first quarter of fiscal 2015, compared with non-GAAP net income of $151 million, or $0.29 per share (diluted), for the fourth quarter of fiscal 2014 and $98 million, or $0.19 per share (diluted), for the first quarter of fiscal 2014.

“We delivered solid first quarter results, driven by better than expected demand for our LTE solutions,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “Looking forward, we continue to focus on increasing our share across all our end markets and are investing appropriately in advanced technologies that will drive our success.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended May 3, 2014, February 1, 2014 and May 4, 2013 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit related costs, and certain one-time expenses and benefits.

GAAP gross margin for the first quarter of fiscal 2015 was 48.4 percent, compared to 48.8 percent for the fourth quarter of fiscal 2014 and 54.3 percent for the first quarter of fiscal 2014.

Non-GAAP gross margin for the first quarter of fiscal 2015 was 48.8 percent, compared to 50.1 percent for the fourth quarter of fiscal 2014 and 54.6 percent for the first quarter of fiscal 2014.

Shares used to compute GAAP net income per diluted share for the first quarter of fiscal 2015 were 521 million shares, compared with 510 million shares in the fourth quarter of fiscal 2014 and 505 million shares in the first quarter of fiscal 2014.

Shares used to compute non-GAAP net income per diluted share for the first quarter of fiscal 2015 were 530 million shares, compared with 523 million shares for the fourth quarter of fiscal 2014 and 522 million shares for the first quarter of fiscal 2014.

Cash flow from operations for the first quarter of fiscal 2015 was $235 million, compared to the $100 million reported in the fourth quarter of fiscal 2014 and the $84 million reported in the first quarter of fiscal 2014. Free cash flow for the first quarter of fiscal 2015 was $211 million, compared to the $82 million reported in the fourth quarter of fiscal 2014 and the $53 million reported in the first quarter of fiscal 2014. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Marvell paid a quarterly dividend of $0.06 per share on March 27, 2014 to all shareholders of record as of March 13, 2014. Marvell intends to pay its next quarterly dividend of $0.06 per share on July 2, 2014 to all shareholders of record as of June 12, 2014.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on Thursday, May 22, 2014 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal year 2015. Interested parties may join the conference call by dialing 1- 877-415-3184 or 1-857-244-7327, pass-code 48465186. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until June 21, 2014.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including Marvell’s expectations and statements regarding: its financial outlook for the second quarter of fiscal 2015; its level of investment in advanced technologies and the ability of such investment to drive Marvell’s success; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and

its use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; uncertainty in the worldwide economic conditions; Marvell’s ability to recruit and retain skilled personnel; Marvell’s ability to generate cash flows; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the first quarter of fiscal 2015, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year ended February 1, 2014 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 3, 2014	February 1, 2014	May 4, 2013
Net revenue	$957,830	$931,749	$734,369
Cost of goods sold	493,860	477,252	335,438

Gross profit	463,970	454,497	398,931
Operating expenses:
Research and development	295,363	288,900	279,052
Selling and marketing	38,358	36,665	39,989
General and administrative	30,573	26,367	26,323
Amortization and write-off of acquired intangible assets	6,689	11,956	10,686

Total operating expenses	370,983	363,888	356,050

Operating income	92,987	90,609	42,881
Interest and other income, net	1,925	12,617	3,160

Income before income taxes	94,912	103,226	46,041
Provision (benefit) for income taxes	(4,567)	6,097	(7,168)

Net income	$99,479	$97,129	$53,209

Basic net income per share	$0.20	$0.20	$0.11

Diluted net income per share	$0.19	$0.19	$0.11

Shares used in computing basic earnings per share	505,105	497,620	502,180
Shares used in computing diluted earnings per share	520,751	510,449	505,387

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	May 3, 2014	February 1, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$2,146,445	$1,969,405
Accounts receivable, net	517,074	453,496
Inventories	350,649	347,861
Prepaid expenses and other current assets	72,815	68,458

Total current assets	3,086,983	2,839,220
Property and equipment, net	349,321	356,165
Long-term investments	13,456	16,279
Goodwill and acquired intangible assets, net	2,071,806	2,078,980
Other non-current assets	161,406	160,366

Total assets	$5,682,972	$5,451,010

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$409,005	$316,389
Accrued liabilities	288,076	273,170
Deferred income	92,679	61,747

Total current liabilities	789,760	651,306
Other non-current liabilities	123,725	123,794

Total liabilities	913,485	775,100

Shareholders’ equity:
Common stock	1,016	1,005
Additional paid-in capital	2,966,097	2,941,650
Accumulated other comprehensive income	409	597
Retained earnings	1,801,965	1,732,658

Total shareholders’ equity	4,769,487	4,675,910

Total liabilities and shareholders’ equity	$5,682,972	$5,451,010

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	May 3, 2014	May 4, 2013
Cash flows from operating activities:
Net income	$99,479	$53,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,006	24,966
Share-based compensation	29,969	33,513
Amortization and write-off of acquired intangible assets	7,174	10,686
Other expense, net	1,470	2,523
Excess tax benefits from share-based compensation	(44)	(7)
Changes in assets and liabilities:
Accounts receivable	(63,578)	(40,112)
Inventories	(3,105)	(20,123)
Prepaid expenses and other assets	(2,161)	6,802
Accounts payable	85,128	28,936
Accrued liabilities and other non-current liabilities	(7,134)	(20,081)
Accrued employee compensation	30,001	4,423
Deferred income	30,932	(880)

Net cash provided by operating activities	235,137	83,855
Cash flows from investing activities:
Purchases of available-for-sale securities	(181,889)	(306,838)
Sales and maturities of available-for-sale securities	182,311	335,771
Investments in privately-held companies	(441)	—
Cash paid for acquisitions, net	—	(2,551)
Purchases of technology licenses	(8,111)	(5,860)
Purchases of property and equipment	(16,131)	(20,080)

Net cash (used in) provided by investing activities	(24,261)	442
Cash flows from financing activities:
Repurchase of common stock (a)	—	(216,694)
Proceeds from employee stock plans	19,092	19,805
Minimum tax withholding paid on behalf of employees for net share settlement	(24,286)	(9,378)
Dividend payments to shareholders	(30,172)	(30,253)
Payments on technology license obligations	—	(5,317)
Excess tax benefits from share-based compensation	44	7

Net cash used in financing activities	(35,322)	(241,830)

Net increase (decrease) in cash and cash equivalents	175,554	(157,533)

Cash and cash equivalents at beginning of period	965,750	751,953

Cash and cash equivalents at end of period	$1,141,304	$594,420

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. There were no repurchases of common stock in the three months ended May 3, 2014.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 3, 2014	February 1, 2014	May 4, 2013
GAAP net income	$99,479	$97,129	$53,209
Share-based compensation	29,969	38,068	33,513
Amortization and write-off of acquired intangible assets	7,614	12,184	10,686
Acquisition-related costs (a)	—	121	465
Restructuring and other exit-related costs (b)	5,088	947	228
Legal/Tax related matters (c)	2,000	9,500	—
Gain on sale	—	(6,975)	—

Non-GAAP net income	$144,150	$150,974	$98,101

GAAP weighted average shares—diluted	520,751	510,449	505,387
Non-GAAP adjustment	9,625	12,932	17,094

Non-GAAP weighted average shares diluted (d)	530,376	523,381	522,481

GAAP diluted net income per share	$0.19	$0.19	$0.11

Non-GAAP diluted net income per share	$0.27	$0.29	$0.19

GAAP gross profit:	$463,970	$454,497	$398,931
Share-based compensation	2,299	2,597	1,867
Amortization of acquired intangible assets	925	228	—
Legal/Tax related matters (c)	—	9,500	—

Non-GAAP gross profit	$467,194	$466,822	$400,798

GAAP gross margin	48.4%	48.8%	54.3%
Share-based compensation	0.3%	0.3%	0.3%
Amortization of acquired intangible assets	0.1%	0.0%	—
Legal/Tax related matters (c)	—	1.0%	—

Non-GAAP gross margin	48.8%	50.1%	54.6%

GAAP research and development:	$295,363	$288,900	$279,052
Share-based compensation	(20,368)	(27,087)	(23,279)
Acquisition-related costs (a)	—	(116)	(400)
Restructuring and other exit-related costs (b)	(4,682)	(829)	—

Non-GAAP research and development	$270,313	$260,868	$255,373

GAAP selling and marketing:	$38,358	$36,665	$39,989
Share-based compensation	(2,928)	(3,162)	(3,392)
Acquisition-related costs (a)	—	—	(45)
Restructuring and other exit-related costs (b)	(48)	—	—

Non-GAAP selling and marketing	$35,382	$33,503	$36,552

GAAP general and administrative:	$30,573	$26,367	$26,323
Share-based compensation	(4,374)	(5,222)	(4,975)
Acquisition-related costs (a)	—	(5)	(20)
Restructuring and other exit-related costs (b)	(358)	(118)	(228)
Legal/Tax related matters (c)	(2,000)	—	—

Non-GAAP general and administrative	$23,841	$21,022	$21,100

(a)	Acquisition-related costs include the amortization of retention bonuses required by the terms of an acquisition.

(b)	Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to assets classified as held-for-sale that did not qualify as discontinued operations.

(c)	Legal/Tax related matters include settlement fees related to litigation matters. The amounts recorded do not relate to Marvell's litigation with Carnegie Mellon University.

(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of share-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Note : Amounts represent the midpoint of the expected range	Q2 FY2015 Outlook
GAAP gross margin	49.7%
Share-based compensation, acquisition related costs, and other	0.3%

Non-GAAP gross margin	50.0%

Q2 FY2015 Outlook
GAAP operating expenses	$365
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	(35)

Non-GAAP operating expenses	$330

Q2 FY2015 Outlook
GAAP diluted earnings per share	$0.21
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	0.07

Non-GAAP diluted earnings per share	$0.28